Exhibit 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Biodel Inc. (the Company ) for the fiscal quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the Report ), the undersigned Errol B. De Souza, President and Chief Executive Officer and Principal Accounting Officer of the Company, hereby certifies that: (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2014	/s/ Errol B. De Souza
Errol B. De Souza, President and
Chief Executive Officer, Principal Accounting Officer